Exhibit 23.1

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 6, 2024, relating to the financial statements, of Sunshine Biopharma Inc. as of and for the years ended December 31, 2023 and 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

January 6, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com